UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2006

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., was named as a defendant in a lawsuit filed June 20, 2006 in the United States District Court for the Southern District of New York. The lawsuit is entitled D.B. Zwirn Special Opportunities Fund, L.P., et al v. Iowa Network Services, Inc., INS Wireless, Inc., First American Bank and West Bank, No. 06 CV 4713. The claim against West Bank is breach of a credit agreement arising out of a commercial loan transaction in which West Bank attempted to purchase a note of Iowa Wireless Services, LLC from First American Bank. The lawsuit seeks monetary damages of not less than $16,700,000 from the four defendants. West Bank intends to vigorously defend the action and believes it has substantial defenses. West Bank also believes that Iowa Network Services, Inc. agreed to protect it from losses caused by the ownership of the Iowa Wireless Services LLC note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

June 26, 2006	By:	Douglas R. Gulling

Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer